Exhibit 99.1

Enertopia Corporation Announces Preparations Underway for Drilling Program

Kelowna, British Columbia--(Newsfile Corp. - May 19, 2022) - Enertopia Corporation (OTCQB: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada Lithium claims, intellectual property, & patents in the green technology space, is very pleased to provide the following update.

Enertopia is pleased to report that the BLM has approved its notice of intent to drill up to 20 holes at its 1,760 acre lithium claystone project, located approximately 4 miles west of Tonopah, NV. The Company has been able to source a sonic drill rig for this program, and drilling is expected to start during the week of June 7th. Once the drilling has begun the Company will put out further news detailing how the program is progressing.

West Tonopah Property Drilling:

The goal of this first phase exploration program is to test the depth extent of the prospective claystone horizon, and to come up with the creation of a stratigraphic map over the drilled area down to the potential depth limit of 125 feet. The full extent and depth of the program will be dependent on what the site geologists determine at the time of drill core observations.

Drill data and the corresponding assay results will determine the next phase of drilling exploration.

"The Company is extremely pleased to be able to put a drill program in place as quickly as possible at a time and this is a testament to all suppliers and the BLM working in an expeditious but thorough manner." stated President Robert McAllister

For additional project details please visit our website at https://enertopia.com/

The Qualified Person:

The technical data in this news release have been reviewed by Douglas Wood, P.Geol a qualified person under the terms of NI 43-101.

About Enertopia

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States on the OTC Markets under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the West Tonopah project will ultimately have a drill defined resource and if so that that resource will be economic. User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTCQB has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.